STOCK PLEDGE AGREEMENT

THIS AGREEMENT is entered into as of August 18, 2001 by Richard P. Nespola (“Pledgor”) in favor of The Management Network Group, Inc., a Delaware corporation (“Lender”).

RECITALS

A.           Pledgor is indebted to Lender pursuant to a Line of Credit Agreement dated August 18, 2001 (the “Loan Agreement”).  The Loan Agreement is incorporated by reference in this Agreement.  Capitalized terms used herein without definition have the meaning assigned in the Loan Agreement.  This is the Pledge Agreement referred to in the Loan Agreement.

B.           Pledgor is the legal and beneficial owner of the Pledged Shares and has agreed to grant Lender a security interest in the Pledged Shares as collateral for the Loan, in accordance with the terms of the Loan Agreement and this Agreement.

In consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE I

GRANT OF SECURITY INTEREST

.1.           Pledged Shares. Pledgor pledges and grants to Lender, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Loan and all of Pledgor’s obligations under the Loan Documents, a first priority security interest in all of Pledgor’s right, title and interest in the following:

(a)           The Pledged Shares described in paragraph (a) of the definition of that term in Article I of the Loan Agreement.

(b)           All dividends and distributions with respect of the Pledged Shares in money, property or other securities, all Substitute Securities, any securities issued in respect to the Pledged Shares as a result of any share split, revision, reclassification, recapitalization or other like change of the Pledged Shares or otherwise received in exchange therefor, and any subscription, warrants, rights or options issued to Pledgor as a holder of, or otherwise in respect of, the Pledged Shares.

(c)           All Additional Securities which are the subject of any Collateral Call made in accordance with Section 3.03 of the Loan Agreement.

The Pledged Shares referred to in Section 1.01(a) above and any Substitute Securities and/or Additional Securities are collectively referred to as the Pledged Shares for purposes of this Agreement and the Loan Agreement.

(d)           All proceeds of any of the foregoing.

.2.           Stock Power.  Concurrently with the delivery to Lender of each certificate representing Pledged Shares, Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank.

ARTICLE II

REPRESENTATIONS, WARRANTIES & COVENANTS

.1.           Representations and Warranties.  Pledgor represents and warrants as of the date hereof that:

(a)           No authorization or consent of or notice to any other person that has not been obtained is required for the execution, delivery, performance, validity or enforceability of this Agreement, the collateral assignment of the Pledged Shares or any subsequent transfer of Pledged Shares to Lender upon an Event of Default.

(b)           Pledgor is the record and beneficial owner of and has good and marketable title to (or, in the case of Substitute Securities or Additional Securities, will be the record and beneficial owner of and have good and marketable title to), the Pledged Shares, free of any and all liens, claims, security interests, restrictions (other than restrictions, conditions and limitations required under Rule 144 of the Securities and Exchange Commission), options or encumbrances.

(c)           Upon delivery to Lender of the stock certificates evidencing Pledged Shares, Lender will have a valid and perfected first priority lien on the Pledged Shares represented thereby and related proceeds, enforceable against Pledgor, all creditors of Pledgor and any persons purporting to purchase any Pledged Shares from Pledgor.

.2.           Covenants.  From and after the date of this Agreement and until the Loan is paid in full:

(a)           Subject to Section 3.01, if Pledgor, as a result of his ownership of the Pledged Shares, becomes entitled to receive or receives any stock certificate (including any certificate representing a dividend or distribution in connection with any share split, reclassification, recapitalization, reorganization or increase or reduction of capital), option (other than options granted to Pledgor in consideration of any waiver or deferral or compensation), rights or Substitute Securities, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Shares, Pledgor will accept the same as Lender’s agent, hold the same in trust for Lender and deliver the same as soon as reasonably practicable to Lender in the exact form received, duly endorsed by Pledgor to Lender together with an undated stock power covering such certificate duly executed in blank, to be held by Lender hereunder as additional security for the Loan.

(b)           At any time and from time to time, upon the written request of Lender, Pledgor shall promptly execute, deliver, file and/or record such further instruments and documents and take such further actions as Lender reasonably requests for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted, including without limitation executing and delivering any additional stock powers and filing UCC financing or continuation statements if required to perfect the security interest granted hereby, so long as the amount of the Loan is not increased thereby. Pledgor authorizes Lender to file any such financing or continuation statement without the signature of Pledgor to the extent permitted by law.

(c)           Pledgor will not create, incur or permit to exist, will defend the Pledged Shares against, and will take all action necessary to remove any lien or claim on or against the Pledged Shares, other than the liens created hereby, and will defend Lender’s security interest in the Pledged Shares against the claims and demands of all persons whomsoever.

ARTICLE III

RIGHTS AND OBLIGATIONS OF PLEDGOR AND LENDER

.1.           Dividends; Voting Rights.  Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to receive all dividends paid on the Pledged Shares in cash, securities or property, and to exercise all corporate and voting rights with respect to the Pledged Shares.  Upon the occurrence and during the continuance of an Event of Default, all voting and other corporate rights with respect to the Pledged Shares shall, in Lender’s sole discretion, be exercised solely by Lender.

.2.           Rights and Obligations of Lender.

(a)           Lender shall have the right to make a Collateral Call for Additional Securities pursuant to Section 3.03 of the Loan Agreement, in which case such Additional Securities shall be pledged by Pledgor to Lender as additional security for the Loan and shall be included within the Pledged Shares subject to the provisions of this Agreement.

(b)           If an Event of Default shall occur and be continuing, Lender shall have all rights and obligations conferred by the Loan Agreement, including the right and obligation to credit against all principal and accrued interest then due under the Loan the value of the Pledged Shares in the manner described in the Pledge Agreement.  If an Event of Default shall occur, then the number of Pledged Shares to be credited against the Loan as provided in the Loan Agreement shall be registered in the name of Lender or its nominee, and Lender or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to those Pledged Shares and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to those Pledged Shares, as if it were the absolute owner thereof (including the right to exchange Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Lender or upon the exercise by Pledgor or Lender of any right, privilege or option pertaining to the Pledged Shares, and in connection therewith, the right to deposit and deliver Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability to Pledgor, except to account to Pledgor for the value of the Pledged Shares as so determined and for other property actually received by Lender and to deliver to Pledgor any Pledged Shares not credited against the Loan as described in the Loan Agreement.

(c)           The rights and obligations of Lender under this Agreement shall not be conditioned upon the exercise by Lender of any right or remedy against Pledgor or against any other person which may be or become liable in respect of all or any part of the Loan or against any other security therefor, guarantee thereof or right of offset with respect thereto, except as otherwise provided herein and in the Loan Agreement.

(d)           Upon satisfaction in full of the Loan and payment of all amounts owed under the Note, or upon any forgiveness of the Loan as provided in the Loan Agreement, Lender’s rights under this Agreement shall terminate and Lender shall execute and deliver and/or file and record UCC termination statements or similar instruments required to terminate all of Lender’s rights under this Agreement and the Loan Documents and shall redeliver the Pledged Shares to Pledgor together with such other instruments as Pledgor deems advisable to vest absolute title to the Pledged Shares or other security held by Lender in Pledgor or his nominee.

(e)           Pledgor authorizes Lender, upon an Event of Default, to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Shares to be credited against the Loan.

ARTICLE IV

REMEDIES

.1.           Rights and Defaults.  If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument securing, evidencing or relating to the Loan, but subject in all events to the terms of this Agreement and the Loan Agreement:

(a)           All rights and remedies of a secured party under the Code (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares to be credited against the Loan as if Lender were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right).

(b)           Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledged Shares to be credited against the Loan and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of the Loan with Pledgor’s consent.

(c)           Lender in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect, direct payment of or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Shares to be credited against the Loan, but shall be under no obligation to do so.

(d)           Lender shall be entitled to exercise its rights under Section 3.02 of this Agreement to register in the name of Lender or its nominee the number of Pledged Shares credited against the Loan as described in the Loan Agreement.

(e)           The rights, powers, privileges and remedies of Lender under this Agreement are cumulative and in addition to all rights, powers, privileges and remedies available to Lender at law or in equity, but subject in all events to the provisions of this Agreement and the Loan Agreement.

.2.           Attorney-in-Fact.  Without limiting any rights, powers, duties or obligations granted or imposed by this Agreement, Lender is hereby appointed, which appointment is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments Lender deems advisable to accomplish the purposes hereof including, without limitation:

(a)           To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Shares.

(b)           To receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above.

(c)           To file any claims or take any action or institute any proceedings Lender deems advisable for the collection of any of the Pledged Shares to be credited against the Loan or otherwise to enforce its rights with respect to any of those Pledged Shares.

ARTICLE V

MISCELLANEOUS

.1.           Headings.  Article and Section headings are for convenience of reference only and shall have no effect in the interpretation of this Agreement.

.2.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

.3.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and both of which, taken together, shall constitute a single instrument.

.4.           Severability.  If any provision of this Agreement is found by a court of competent jurisdiction to be unreasonable, unenforceable or in violation of law or public policy, that provision shall be severed therefrom consistent with the overall meaning thereof, and the balance of this Agreement shall remain in effect.

.5.           Binding Agreement.  This Agreement shall be binding on the parties hereto and their respective heirs, designees, beneficiaries, successors and assigns.

.6.           Entire Agreement.  Together with the Loan Agreement and Note, this constitutes the entire agreement of the parties with regard to the subject matter hereof and may not be modified or amended except by written instrument executed by both parties.

.7.           Waiver.  No waiver of any provision of this Agreement shall be effective unless by written instrument executed by the party granting the waiver, and no waiver of or failure to enforce any breach of this Agreement shall constitute a waiver of any other or future breach.

.8.           Further Assurance.  Each party shall execute and deliver such instruments and provide such assurances as the other party deems advisable to implement this Agreement.

.9.           Notices.  All notices or other written communications hereunder shall be given in accordance with the terms of the Loan Agreement.

.10.         Agents.  Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for their actions except for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the above date.

/s/ Richard P. Nespola
Richard P. Nespola
“PLEDGOR”

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb, Vice President and Chief
Financial Officer

“LENDER”